Exhibit 99

FOR RELEASE 6:00 AM EDT, FRIDAY, JULY 31, 2009

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER 2009 RESULTS

MOOREFIELD, WV -- July 31, 2009 -- Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported a second quarter 2009 net loss of $3.5 million, or ($0.46) per diluted share, compared with net income of $2.6 million, or $0.35 per diluted share, for the second quarter of 2008. Second quarter 2009 results were impacted by an increased loan loss provision, the special FDIC assessment of $735,000 pretax ($463,000 after-tax, or $0.06 per diluted share), and an other-than-temporary impairment (“OTTI”) charge of $4.8 million ($3.0 million after-tax, or $0.40 per diluted share) relating to the write-downs of residential mortgage-backed securities.

Excluding from second quarter 2009 the one-time OTTI charge of $4.8 million and the FDIC special assessment of $735,000, and from second quarter 2008 an OTTI charge of $1.5 million ($971,000 million after-tax, or $0.13 per diluted share) resulting from the write-down of Fannie Mae and Freddie Mac preferred stock, pro forma second quarter 2009 earnings were approximately $17,000, or $0.00 per diluted share, compared to pro forma earnings of $3.6 million, or $0.48 per diluted share, for the year-ago period.

For the six months ended June 30, 2009, the Company recorded a net loss of $1.7 million, or ($0.23) per diluted share, compared with net income of $6.4 million, or $0.86 per diluted share, for the comparable 2008 six-month period. Excluding from the first six months of 2009 net one-time pre-tax charges of $5.7 million ($3.6 million after-tax), and from the 2008 six-month period net one-time pre-tax charges of $836,000 ($527,000 after-tax), pro forma 2009 earnings were $1.9 million, or $0.25 per diluted share, a decline of 72.0 percent from pro forma earnings of $6.9 million, or $0.93 per diluted share, for the 2008 six month period.

One-time pretax charges in the first half of 2009 include the FDIC special assessment of $735,000, OTTI write-down charges of $4.8 million on residential mortgage-backed securities and $215,000 relating to an equity investment, and for the first six months of 2008, an OTTI write-down of $1.5 million on Freddie Mac and Fannie Mae preferred stock and changes in the fair-value of interest rate swaps of $705,000 ($444,000 after-tax).

H. Charles Maddy III, President and Chief Executive Officer of Summit Financial Group, Inc., commented, “We continue to work through our portfolio of problem assets as thoroughly and efficiently as we possibly can. It is our job one. We made substantial progress this quarter improving our credit profile, particularly with regard to our construction and development portfolio.  Our foreclosed real estate is quite a bit higher than last quarter – a trend which will continue as we work through and out of our problem loans."

“Meanwhile, we believe the overall level of our nonperforming assets during this economic downturn has peaked, and we are beginning to see some modest improvement in housing and other economic trends within our markets, particularly in Virginia.  Our core banking business remains healthy and stable. Revenue and expenses have not deteriorated for lack of attention, and we are successfully adjusting to the higher level of expenses associated with our own credit issues. Our deposit gathering initiatives have been extremely successful, helping to support our net interest margin despite our high levels of nonaccruing loans."

“Accordingly, we anticipate a return to profitability in third quarter 2009, and our earnings will range between $0.22 and $0.25 per diluted share.”

Highlights of the second quarter include:

•	Core banking operations continue to perform at historically sound levels, with net interest income, fee income and controllable expenses well-managed and virtually unchanged from year-ago results.

•
Net interest margin remains virtually unchanged at approximately 3.00 percent for the past three quarters, with the variance which occurred in the third quarter 2008 attributable to adjustments for interest reversals on loans reclassified as nonaccruing.

•	Loans have remained stable over the past five quarters; reductions in construction and development loans were offset by growth of commercial real estate loans.

•	The deposit mix continues to improve, with higher levels of savings accounts and local time deposits replacing brokered deposits and FHLB borrowings.

•	Net charge-offs and real estate foreclosed upon during second quarter 2009 totaled approximately $26 million, substantially reducing the level of problem loans held in portfolio.

•	Capital remains in excess of regulatory guidelines for a “well-capitalized” institution, and we are evaluating options for raising additional capital.

Results from Operations

Total revenue, consisting of net interest income and noninterest income, was $8.8 million for the second quarter of 2009, compared to $12.5 million for the year-ago period. Excluding the OTTI charges of $4.8 million and $1.5 million in the second quarters of 2009 and 2008, respectively, operating revenue was $13.5 million for the current quarter, compared to $14.0 million for the year-prior quarter. Net interest income was $11.1 million, a 2.4 percent decrease from the $11.4 million reported in the year-ago quarter; an 8.5 percent increase in average earning assets was offset by a 33 basis point, or 9.9 percent, decline in the net interest margin, to 3.00 percent for the second quarter of 2009.

For the second quarter of 2009, noninterest income, reported on a GAAP basis, was a negative $2.3 million compared to $1.1 million for the year-ago period.  Excluding from the second quarter OTTI charges of $4.8 million in 2009 and a $1.5 million in 2008, noninterest income from operations was $2.4 million in the 2009 quarter compared to $2.7 million for 2008.

The provision for loan losses continues to be the primary factor impacting operating earnings. The Company recorded a $5.5 million provision in the second quarter of 2009, and for the six-month period, the provision was $9.5 million; this compares to second quarter and six-month 2008 provisions of $1.75 million and $2.75 million, respectively. The Company aggressively recognized total gross charge-offs of $13.8 million this past quarter. As of June 30, 2009, the allowance for loan losses stands at $14.3 million, or approximately 1.21 percent of total loans compared to 1.82 percent of total loans for the first quarter of 2009.

Noninterest expense was $8.7 million for the second quarter of 2009, an increase of $1.6 million, or 21.8 percent, from the 2008 second quarter. Controllable expenses, including salaries, employee benefits, occupancy and equipment expense, were virtually unchanged compared to the year-ago quarter.  By contrast, FDIC assessment premiums and costs associated with credit administration and credit quality, including associated legal costs, continue to increase quarterly. FDIC insurance premiums increased by $1.1 million over the prior-year second quarter, including the one-time special assessment of $735,000 reported this quarter.

Balance Sheet and Asset Quality

Assets at June 30, 2009 were $1.6 billion, up $57.9 million, or 3.8 percent, since second quarter 2008, while total loans increased $35.2 million, or 3.1 percent, over the same 12-month period. However, loan growth has been systematically reduced since year-end 2008, declining $29.1 million, or 2.4 percent over the past six months. Commercial real estate (“CRE”) has been the only loan category to grow over the past six months, up $7.4 million or 1.6 percent.

Summit’s loan portfolio is composed primarily of CRE and 1-4 family residential mortgages which represent 38.9 and 31.8 percent, respectively, of total loans. Non real estate-related commercial loans account for 10.7 percent of loans, while construction & development (“C&D”) loans account for 15.5 percent, down from 17.8 percent at December 31, 2008.

Nonperforming loans were $61.7 million at June 30, 2009, or 5.22 percent of total loans, compared with $79.6 million, or 6.58 percent, for the linked-quarter, and $15.6 million, or 1.37 percent, for the year-ago quarter. Mr. Maddy stated that much of the improvement was derived from a combination of charge-offs and transfer of properties to OREO this past quarter. In total, gross loans of $13.3 million were charged off this quarter, of which $12.0 million consisted of C&D loans. Also, a net additional $12.6 million of property was transferred to OREO, increasing Summit’s portfolio of foreclosed real estate to $20.4 million in total. “As we discussed last quarter,” Maddy continued, “we worked out a plan for each major project and acted decisively to either charge it off, or take control of the workout process. This has substantially reduced our balance sheet exposure to construction lending.” During the past quarter, performing C&D loans declined by $12.4 million, or 7.5 percent, to $166.7 million, and nonperforming C&D loans declined by $16.5 million. $29.5 million of C&D loans remain classified as nonperforming.

In addition to C&D loans, the next largest component is commercial real estate, with $23.3 million of loans on nonaccrual status which relates principally to a single relationship. Otherwise, the commercial real estate portfolio, for the most part, has been performing well.

As of June 30, 2009, loans in the 30-89 day delinquent category totaled $13.4 million, down from $20.6 million for the linked quarter and $39.6 million for the year-ago quarter. “The good news this quarter relates to recent delinquencies, which declined substantially from the first quarter of 2009,” Mr. Maddy continued. “Most importantly, virtually no C&D loans are on that list.”  In aggregate, C&D and residential real estate accounted for $9.1 million of the decline.

Nonperforming assets, including foreclosed properties and nonaccruing loans, totaled $82.1 million for the current quarter, or 5.19 percent of total assets, compared with 5.47 percent for the first quarter of 2009, and 1.19 percent of assets for the year-ago quarter.

The Company recorded net loan charge-offs of $13.2 million for the current quarter, or 4.37 percent (annualized) of average loans, compared with a $1.1 million recovery in the linked-quarter and $1.0 million of net charge-offs, or 0.36 percent of average loans (annualized), in the year-ago period. Following the extensive charge-offs and additional $5.5 million provision taken in the second quarter, the allowance for loan losses stands at $14.3 million, or 1.21 percent of total loans, down from 1.82 percent at first quarter-end and up from 0.91 percent for the year-ago quarter.

Total deposits at June 30, 2009 were $954.2 million, a decline of $11.6 million, or 1.2 percent, from $965.8 million at year-end 2008; by comparison, retail deposits increased by $36.7 million, or 5.5 percent, to $706.0 million within the same timeframe. Retail deposits now account for 74.0 percent of total deposits compared with 69.3 percent only six months ago. Growth in retail deposits was driven by exceptional growth of savings accounts, up $44.1 million over the past six months. Mr. Maddy commented that such outstanding savings account growth resulted from a combination of favorable factors, included a highly successful campaign to market the Summit Advantage checking and savings products, a less favorable environment for equity investments, and the expanded FDIC deposit guaranty program.”

Capital Adequacy

Shareholders’ equity at June 30, 2009 was $83.8 million, compared to $83.6 million and $91.5 million, respectively, for the linked and year-ago quarters. Capital ratios remain in excess of regulatory requirements for “well-capitalized” for both Summit and its banking subsidiary, Summit Community Bank. As of second quarter-end 2009, common shares outstanding totaled 7,425,472.   Mr. Maddy concluded by adding that Summit continues to evaluate capital raising alternatives to provide additional strength and safety, and provide for future growth.

About the Company

Summit Financial Group, Inc., a financial holding company with total assets of $1.6 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted several GAAP performance measures to exclude the effects of other-than-temporary impairment charge on securities, the FDIC’s special assessment and non-cash changes in fair value of interest rate swaps included in its Statements of Income.  Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2009 vs Q2 2008

	For the Quarter Ended		Percent
Dollars in thousands	6/30/2009	6/30/2008	Change
Condensed Statements of Income
Interest income
Loans, including fees	$18,050	$19,576	-7.8%
Securities	4,710	3,761	25.2%
Other	1	3	-66.7%
Total interest income	22,761	23,340	-2.5%
Interest expense
Deposits	6,358	6,435	-1.2%
Borrowings	5,296	5,530	-4.2%
Total interest expense	11,654	11,965	-2.6%
Net interest income	11,107	11,375	-2.4%
Provision for loan losses	5,500	1,750	214.3%
Net interest income after provision
for loan losses	5,607	9,625	-41.7%
Noninterest income
Insurance commissions	1,283	1,275	0.6%
Service fee income	857	824	4.0%
Realized securities gains (losses)	39	-	n/a
Other-than-temporary impairment of securities	(4,768)	(1,541)	209.4%
Other income	247	570	-56.7%
Total noninterest income	(2,342)	1,128	-307.6%
Noninterest expense
Salaries and employee benefits	4,308	4,187	2.9%
Net occupancy expense	466	443	5.2%
Equipment expense	527	533	-1.1%
Professional fees	403	182	121.4%
FDIC premiums	1,245	180	591.7%
Other expenses	1,760	1,624	8.4%
Total noninterest expense	8,709	7,149	21.8%
Income (loss) before income taxes	(5,444)	3,604	-251.1%
Income taxes	(1,994)	1,010	-297.4%
Net income (loss)	$(3,450)	$2,594	-233.0%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2009 vs Q2 2008

	For the Quarter Ended		Percent
	6/30/2009	6/30/2008	Change
Per Share Data
Earnings per share from continuing operations
Basic	$(0.47)	$0.35	-234.3%
Diluted	$(0.46)	$0.35	-231.4%

Average shares outstanding
Basic	7,419,974	7,410,217	0.1%
Diluted	7,431,969	7,448,170	-0.2%

Performance Ratios
Return on average equity	-16.13%	11.16%	-244.5%
Return on average assets	-0.86%	0.70%	-222.9%
Net interest margin	3.00%	3.33%	-9.9%
Efficiency ratio - continuing operations (A)	56.50%	49.87%	13.3%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2009 vs 2008

	For the Six Months Ended		Percent
Dollars in thousands	6/30/2009	6/30/2008	Change
Condensed Statements of Income
Interest income
Loans, including fees	$36,303	$39,645	-8.4%
Securities	9,447	7,548	25.2%
Other	1	6	-83.3%
Total interest income	45,751	47,199	-3.1%
Interest expense
Deposits	12,979	13,559	-4.3%
Borrowings	10,330	11,327	-8.8%
Total interest expense	23,309	24,886	-6.3%
Net interest income	22,442	22,313	0.6%
Provision for loan losses	9,500	2,750	245.5%
Net interest income after provision
for loan losses	12,942	19,563	-33.8%
Noninterest income
Insurance commissions	2,627	2,602	1.0%
Service fee income	1,593	1,567	1.7%
Net cash settlement on interest rate swaps	-	(170)	-100.0%
Change in fair value of interest rate swaps	-	705	-100.0%
Realized securities gains (losses)	295	-	n/a
Other-than-temporary impairment of securities	(4,983)	(1,541)	223.4%
Other income	567	813	-30.3%
Total noninterest income	99	3,976	-97.5%
Noninterest expense
Salaries and employee benefits	8,587	8,581	0.1%
Net occupancy expense	1,063	919	15.7%
Equipment expense	1,095	1,068	2.5%
Professional fees	737	300	145.7%
FDIC premiums	1,628	354	359.9%
Other expenses	3,350	3,015	11.1%
Total noninterest expense	16,460	14,237	15.6%
Income (loss) before income taxes	(3,419)	9,302	-136.8%
Income taxes	(1,734)	2,884	-160.1%
Net income (loss)	$(1,685)	$6,418	-126.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2009 vs 2008

	For the Six Months Ended		Percent
	6/30/2009	6/30/2008	Change
Per Share Data
Earnings per share
Basic	(0.23)	0.87	-126.4%
Diluted	(0.23)	0.86	-126.7%

Average shares outstanding
Basic	7,417,642	7,409,579	0.1%
Diluted	7,433,494	7,448,974	-0.2%

Performance Ratios
Return on average equity	-3.89%	13.80%	-128.2%
Return on average assets	-0.21%	0.88%	-123.9%
Net interest margin	3.02%	3.31%	-8.8%
Efficiency ratio (A)	55.56%	50.96%	9.0%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Condensed Statements of Income
Interest income
Loans, including fees	$18,050	$18,254	$19,343	$18,527	$19,576
Securities	4,710	4,737	4,305	4,108	3,761
Other	1	-	1	2	3
Total interest income	22,761	22,991	23,649	22,637	23,340
Interest expense
Deposits	6,358	6,620	7,081	6,704	6,435
Borrowings	5,296	5,035	5,190	5,549	5,530
Total interest expense	11,654	11,655	12,271	12,253	11,965
Net interest income	11,107	11,336	11,378	10,384	11,375
Provision for loan losses	5,500	4,000	750	12,000	1,750
Net interest income after provision
for loan losses	5,607	7,336	10,628	(1,616)	9,625
Noninterest income
Insurance commissions	1,283	1,344	1,200	1,337	1,275
Service fee income	857	736	851	828	824
Realized securities gains (losses)	39	256	-	-	-
Other-than-temporary impairment of securities	(4,768)	(215)	(1,024)	(4,495)	(1,541)
Other income	247	319	40	155	570
Total noninterest income	(2,342)	2,440	1,067	(2,175)	1,128
Noninterest expense
Salaries and employee benefits	4,308	4,279	4,047	4,113	4,187
Net occupancy expense	466	597	463	489	443
Equipment expense	527	568	567	538	533
Professional fees	403	334	250	173	182
FDIC premiums	1,245	383	210	180	120
Other expenses	1,760	1,590	2,324	1,792	1,684
Total noninterest expense	8,709	7,751	7,861	7,285	7,149
Income (loss) before income taxes	(5,444)	2,025	3,834	(11,076)	3,604
Income taxes	(1,994)	260	277	(3,402)	1,010
Net income (loss)	$(3,450)	$1,765	$3,557	$(7,674)	$2,594

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Per Share Data
Earnings per share
Basic	$(0.47)	$0.24	$0.48	$(1.04)	$0.35
Diluted	$(0.46)	$0.24	$0.48	$(1.03)	$0.35

Average shares outstanding
Basic	7,419,974	7,415,310	7,411,577	7,410,791	7,410,217
Diluted	7,431,969	7,435,510	7,434,643	7,445,242	7,448,170

Performance Ratios
Return on average equity	-16.13%	7.94%	17.08%	-34.71%	11.16%
Return on average assets	-0.86%	0.43%	0.89%	-1.99%	0.70%
Net interest margin	3.00%	3.04%	3.04%	2.89%	3.33%
Efficiency ratio - continuing operations (A)	56.50%	54.63%	51.14%	54.52%	49.87%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

Selected Balance Sheet Data
	For the Quarter Ended
Dollars in thousands, except per share amounts	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Assets	$1,583,910	$1,598,968	$1,627,066	$1,567,325	$1,525,978
Securities	289,267	295,706	350,622	327,648	307,232
Loans, net	1,165,653	1,186,042	1,192,157	1,145,606	1,130,483
Intangible assets	9,529	9,617	9,704	9,792	9,880
Retail deposits	705,953	699,065	669,261	663,569	634,007
Brokered time deposits	248,271	256,293	296,589	281,655	223,742
Short-term borrowings	104,718	120,480	153,100	98,316	147,900
Long-term borrowings and
subordinated debentures	432,391	430,687	412,337	434,016	419,775
Shareholders' equity	83,753	83,604	87,244	80,510	91,466

Book value per share	$11.28	$11.27	$11.77	$10.86	$12.34
Tangible book value per share	$10.00	$9.98	$10.46	$9.54	$11.01
Tangible equity / Tangible assets	4.7%	4.7%	4.8%	4.5%	5.4%
Tier 1 leverage ratio	6.1%	6.2%	6.2%	6.2%	7.0%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Commercial	$126,661	$128,707	$130,106	$115,106	$112,793
Commercial real estate	459,671	452,987	452,264	423,982	415,187
Construction and development	183,733	211,849	215,465	225,582	217,623
Residential real estate	376,019	380,351	376,026	366,989	361,009
Consumer	30,179	30,201	31,519	31,433	30,361
Other	5,760	6,133	6,061	6,240	6,206
Total loans	1,182,023	1,210,228	1,211,441	1,169,332	1,143,179
Less unearned fees and interest	2,065	2,190	2,351	2,293	2,347
Total loans net of unearned fees and interest	1,179,958	1,208,038	1,209,090	1,167,039	1,140,832
Less allowance for loan losses	14,305	21,996	16,933	21,433	10,349
Loans, net	$1,165,653	$1,186,042	$1,192,157	$1,145,606	$1,130,483

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Non interest bearing checking	$69,878	$70,483	$69,808	$70,353	$68,912
Interest bearing checking	152,498	155,157	156,990	182,383	194,255
Savings	105,828	94,294	61,688	58,678	60,245
Time deposits	377,749	379,131	380,775	352,155	310,595
Total retail deposits	$705,953	$699,065	$669,261	$663,569	$634,007

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Gross loan charge-offs	$13,288	$522	$5,351	$969	$1,079
Gross loan recoveries	(98)	(1,585)	(102)	(52)	(80)
Net loan charge-offs	$13,190	$(1,063)	$5,249	$917	$999

Net loan charge-offs to average loans (annualized)	4.37%	-0.35%	1.75%	0.32%	0.36%
Allowance for loan losses	$14,305	$21,996	$16,933	$21,433	$10,349
Allowance for loan losses as a percentage
of period end loans	1.21%	1.82%	1.40%	1.87%	0.91%
Nonperforming assets:
Nonperforming loans	$61,698	$79,583	$47,969	$59,845	$15,614
Foreclosed properties and
other repossessed assets	20,446	7,824	8,113	2,284	2,546
Total	$82,144	$87,407	$56,082	$62,129	$18,160

Nonperforming loans to period end loans	5.22%	6.58%	3.97%	5.13%	1.37%
Nonperforming assets to period end assets	5.19%	5.47%	3.45%	3.96%	1.19%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nonperforming Loans

	For the Quarter Ended
Dollars in thousands	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Commercial	$680	$637	$199	$140	$81
Commercial real estate	23,287	25,788	24,323	27,347	3,184
Construction and development	29,508	45,194	18,382	29,127	6,460
Residential real estate	8,116	7,933	4,986	2,799	5,521
Consumer	107	31	79	432	368
Total	$61,698	$79,583	$47,969	$59,845	$15,614

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days

	For the Quarter Ended
Dollars in thousands	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Commercial	$1,368	$144	$114	$706	$1,089
Commercial real estate	4,320	3,985	195	1,407	24,606
Construction and development	920	5,559	2,722	1,996	9,919
Residential real estate	5,802	10,291	5,009	8,537	2,962
Consumer	946	646	824	1,140	979
Total	$13,356	$20,625	$8,864	$13,786	$39,555

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2009 vs Q2 2008
	Q2 2009			Q2 2008
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,198,606	$17,936	6.00%	$1,103,871	$19,462	7.07%
Tax-exempt	8,312	171	8.25%	8,630	173	8.04%
Securities
Taxable	273,515	4,194	6.15%	249,082	3,161	5.09%
Tax-exempt	46,466	782	6.75%	51,881	895	6.92%
Interest bearing deposits other banks
and Federal funds sold	3,454	1	0.12%	419	2	1.91%
Total interest earning assets	1,530,353	23,084	6.05%	1,413,883	23,693	6.72%

Noninterest earning assets
Cash & due from banks	20,355			20,670
Premises & equipment	23,649			22,016
Other assets	51,378			36,650
Allowance for loan losses	(23,151)			(10,043)
Total assets	$1,602,584			$1,483,176

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$156,957	$196	0.50%	$199,754	$618	1.24%
Savings deposits	100,967	430	1.71%	56,548	212	1.50%
Time deposits	630,290	5,732	3.65%	517,711	5,605	4.34%
Short-term borrowings	107,922	146	0.54%	101,913	571	2.25%
Long-term borrowings and
subordinated debentures	431,828	5,150	4.78%	426,656	4,959	4.66%
	1,427,964	11,654	3.27%	1,302,582	11,965	3.68%
Noninterest bearing liabilities
Demand deposits	81,022			79,933
Other liabilities	8,039			7,650
Total liabilities	1,517,025			1,390,165

Shareholders' equity	85,559			93,011
Total liabilities and
shareholders' equity	$1,602,584			$1,483,176

NET INTEREST EARNINGS		$11,430			$11,728

NET INTEREST YIELD ON EARNING ASSETS			3.00%			3.33%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2009 vs YTD 2008
	For the Six Months Ended June 30,			For the Six Months Ended June 30,
	2009			2008
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,200,625	$36,083	6.06%	$1,088,544	$39,410	7.28%
Tax-exempt	8,134	333	8.26%	8,790	356	8.14%
Securities
Taxable	285,779	8,418	5.94%	250,414	6,358	5.11%
Tax-exempt	46,254	1,559	6.80%	51,153	1,774	6.97%
Interest bearing deposits other banks
and Federal funds sold	1,882	1	0.11%	441	6	2.74%
Total interest earning assets	1,542,674	46,394	6.06%	1,399,342	47,904	6.88%

Noninterest earning assets
Cash & due from banks	18,873			16,691
Premises & equipment	23,188			22,062
Other assets	48,919			36,426
Allowance for loan losses	(21,270)			(9,785)
Total assets	$1,612,384			$1,464,736

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$155,456	$392	0.51%	$203,707	$1,548	1.53%
Savings deposits	88,103	770	1.76%	51,549	407	1.59%
Time deposits	638,556	11,817	3.73%	511,873	11,604	4.56%
Short-term borrowings	129,928	358	0.56%	105,405	1,490	2.84%
Long-term borrowings and
subordinated debentures	427,819	9,973	4.70%	418,353	9,837	4.73%
	1,439,862	23,310	3.26%	1,290,887	24,886	3.88%
Noninterest bearing liabilities
Demand deposits	77,775			72,203
Other liabilities	8,028			8,629
Total liabilities	1,525,665			1,371,719

Shareholders' equity	86,719			93,017
Total liabilities and
shareholders' equity	$1,612,384			$1,464,736

NET INTEREST EARNINGS		$23,084			$23,018

NET INTEREST YIELD ON EARNING ASSETS			3.02%			3.31%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Six Months Ended
Dollars in thousands	6/30/2009	6/30/2008	6/30/2009	6/30/2008

Net income - excluding other-than-temporary
impairment of securities, FDIC special assessment
and change in fair value of interest rate swaps	$17	$3,565	$1,917	$6,945

Other-than-temporary impairment of securities	(4,768)	(1,541)	(4,983)	(1,541)
Applicable income tax effect	1,764	570	1,844	570
FDIC special assessment	(735)	-	(735)	-
Applicable income tax effect	272	-	272	-
Change in fair value of interest rate swaps	-	-	-	705
Applicable income tax effect	-	-	-	(261)
	(3,467)	(971)	(3,602)	(527)
GAAP net income	$(3,450)	$2,594	$(1,685)	$6,418

Diluted earnings per share - excluding other-than-
temporary impairment of securities, FDIC special
assessment and change in fair value of
interest rate swaps	$-	$0.48	$0.25	$0.93

Other-than-temporary impairment of securities	(0.64)	(0.21)	(0.67)	(0.21)
Applicable income tax effect	0.24	0.08	0.25	0.08
FDIC special assessment	(0.10)	-	(0.10)	-
Applicable income tax effect	0.04	-	0.04	-
Change in fair value of interest rate swaps	-	-	-	0.09
Applicable income tax effect	-	-	-	(0.03)
	(0.46)	(0.13)	(0.48)	(0.07)
GAAP diluted earnings per share	$(0.46)	$0.35	$(0.23)	$0.86

Total revenue - excluding other-than-temporary
impairment of securities and change in fair value
of interest rate swaps	$13,533	$14,044	$27,524	$27,125

Other-than-temporary impairment of securities	(4,768)	(1,541)	(4,983)	(1,541)
Change in fair value of interest rate swaps	-	-	-	705
	(4,768)	(1,541)	(4,983)	(836)
GAAP total revenue	$8,765	$12,503	$22,541	$26,289

Total noninterest income - excluding other-than-
temporary impairment of securities and change in
fair value of interest rate swaps	$2,426	$2,669	$5,082	$4,812

Other-than-temporary impairment of securities	(4,768)	(1,541)	(4,983)	(1,541)
Change in fair value of interest rate swaps	-	-	-	705
	(4,768)	(1,541)	(4,983)	(836)
GAAP total noninterest income	$(2,342)	$1,128	$99	$3,976